                                                                    EXHIBIT 99.6

                              D.F. KING & CO., INC.
                                 77 WATER STREET
                             NEW YORK, NY 10005-4495
                                 (212) 269-5550

             RE: MERGER OF 46 PARKER & PARSLEY LIMITED PARTNERSHIPS

     As described in the proxy statement/prospectus dated          , 2001 (the
"Prospectus"), of Pioneer Natural Resources Company ("Pioneer Parent") and Pioneer Natural Resources USA, Inc. ("Pioneer USA"), Pioneer Parent and Pioneer USA are proposing to merge (the "Transaction") the 46 limited partnerships named below (the "Partnerships") with and into Pioneer USA. Copies of the Prospectus have been mailed directly to your clients, along with proxy cards for use by your clients in voting their units representing limited partnership interests (the "Units").

     TO GIVE EFFECT TO THE VOTES CAST DIRECTLY BY YOUR CLIENTS, YOUR FIRM MUST SIGN AND RETURN THE ACCOMPANYING OMNIBUS CONSENT TO MR. TOM LONG OF D.F. KING & CO., INC. AT 77 WATER STREET, 20TH FLOOR, NEW YORK, NY 10005 OR BY FAX TO (212) 809-8839.

                                   ----------

                                      NOTE

     In the Transaction, your clients are being asked to vote "FOR", "AGAINST" or "ABSTAIN" on their Partnerships' participation in the Transaction.

     A FAILURE TO SIGN AND RETURN THE ACCOMPANYING OMNIBUS CONSENT MAY INVALIDATE YOUR CLIENTS' VOTES WITH POTENTIALLY ADVERSE CONSEQUENCES FOR YOUR CLIENTS. ACCORDINGLY, YOU ARE URGED TO ACT PROMPTLY.

     THE VOTING DEADLINE IS       P.M., NEW YORK CITY TIME, ON           , 2001,
UNLESS EXTENDED. TO ASSURE THAT YOUR OMNIBUS CONSENT IS RECEIVED BY US IN TIME FOR FORWARDING TO AND RECEIPT BY THE TABULATION AGENT BEFORE THE VOTING DEADLINE, WE MUST RECEIVE YOUR OMNIBUS CONSENT BY 12:00 NOON, NEW YORK CITY
TIME, ON           , 2001.

                                   ----------

     The Partnerships are:




           Parker & Parsley 81-I, Ltd.                        Parker & Parsley 88-A Conv., L.P.
           Parker & Parsley 81-II, Ltd.                       Parker & Parsley 88-A, L.P.
           Parker & Parsley 82-I, Ltd.                        Parker & Parsley 88-B Conv., L.P.
           Parker & Parsley 82-II, Ltd.                       Parker & Parsley 88-B, L.P.
           Parker & Parsley 82-III, Ltd.                      Parker & Parsley 88-C Conv., L.P.
           Parker & Parsley 83-A, Ltd.                        Parker & Parsley 88-C, L.P.
           Parker & Parsley 83-B, Ltd.                        Parker & Parsley Producing Properties 88-A,
                                                              L.P.
           Parker & Parsley 84-A, Ltd.                        Parker & Parsley Private Investment 88, L.P.
           Parker & Parsley 85-A, Ltd.                        Parker & Parsley 89-A Conv., L.P.
           Parker & Parsley 85-B, Ltd.                        Parker & Parsley 89-A, L.P.
           Parker & Parsley Private Investment 85-A, Ltd.     Parker & Parsley 89-B Conv., L.P.
           Parker & Parsley Selected 85 Private Investment,   Parker & Parsley 89-B, L.P.
           Ltd.
           Parker & Parsley 86-A, Ltd.                        Parker & Parsley Private Investment 89, L.P.
           Parker & Parsley 86-B, Ltd.                        Parker & Parsley 90-A Conv., L.P.
           Parker & Parsley 86-C, Ltd.                        Parker & Parsley 90-A, L.P.
           Parker & Parsley Private Investment 86, Ltd.       Parker & Parsley 90-B Conv., L.P.
           Parker & Parsley 87-A Conv., Ltd.                  Parker & Parsley 90-B, L.P.
           Parker & Parsley 87-A , Ltd.                       Parker & Parsley 90-C Conv., L.P.
           Parker & Parsley 87-B Conv., Ltd.                  Parker & Parsley 90-C, L.P.
           Parker & Parsley 87-B, Ltd.                        Parker & Parsley Private Investment 90, L.P.
           Parker & Parsley Producing Properties 87-A, Ltd.   Parker & Parsley 90 Spraberry Private
                                                              Development, L.P.
           Parker & Parsley Producing Properties 87-B, Ltd.   Parker & Parsley 91-A, L.P.
           Parker & Parsley Private Investment 87, Ltd.       Parker & Parsley 91-B, L.P.



     If you need assistance or have any questions, please call Mr. Tom Long of D.F. King & Co., Inc. at (212) 269-5550. Thank you for your prompt attention to this matter.

                                 OMNIBUS CONSENT
                 (RE: 46 PARKER & PARSLEY LIMITED PARTNERSHIPS)

     The undersigned, a registered holder of units representing limited partnership interests (the "Units") in one or more of the partnerships named below (the "Partnerships"), hereby appoints as proxy (individually, a "Proxy") each of the persons, partnerships, associations, corporations and other entities named as beneficiaries in the registrations of the undersigned on the books of
the Partnerships on              , 2001 (the "Record Date"), with full power
of substitution in each, to vote the number of Units of each Partnership held on the books of that Partnership by the undersigned on the Record Date for the benefit of each named Proxy, in the corresponding amount or amounts held by the undersigned on the Record Date for the benefit of each named Proxy, which the undersigned would be entitled to vote by written consent, during the period
beginning             , 2001 through and including               , 2001 or such
later date to which the voting deadline for the proposals set forth in the Prospectus (as defined below) may be extended, upon any and all matters which may be properly acted upon by written consent, including all such matters
described in the proxy statement/prospectus dated             , 2001, of Pioneer
Natural Resources Company and Pioneer Natural Resources, USA, Inc., and any amendment or amendments thereto (the "Prospectus"), relating to said action by written consent.

     The appointment of each Proxy, whether or not coupled with an interest, is revocable, at any time, by a filing by the undersigned with one or more of the Partnerships or their duly authorized agents of an instrument similar to this instrument relating to the Units of the specified Partnership(s), the filing of which instrument or instruments shall revoke the appointments specified herein only to the extent specified in such instrument or instruments.

     This omnibus consent supersedes and revokes any and all appointments heretofore made by the undersigned with respect to the voting of the Units specified herein.

     The Partnerships are:



            Parker & Parsley 81-I, Ltd.                        Parker & Parsley 88-A Conv., L.P.
            Parker & Parsley 81-II, Ltd.                       Parker & Parsley 88-A, L.P.
            Parker & Parsley 82-I, Ltd.                        Parker & Parsley 88-B Conv., L.P.
            Parker & Parsley 82-II, Ltd.                       Parker & Parsley 88-B, L.P.
            Parker & Parsley 82-III, Ltd.                      Parker & Parsley 88-C Conv., L.P.
            Parker & Parsley 83-A, Ltd.                        Parker & Parsley 88-C, L.P.
            Parker & Parsley 83-B, Ltd.                        Parker & Parsley Producing Properties 88-A,
                                                               L.P.
            Parker & Parsley 84-A, Ltd.                        Parker & Parsley Private Investment 88, L.P.
            Parker & Parsley 85-A, Ltd.                        Parker & Parsley 89-A Conv., L.P.
            Parker & Parsley 85-B, Ltd.                        Parker & Parsley 89-A, L.P.
            Parker & Parsley Private Investment 85-A, Ltd.     Parker & Parsley 89-B Conv., L.P.
            Parker & Parsley Selected 85 Private Investment,   Parker & Parsley 89-B, L.P.
            Ltd.
            Parker & Parsley 86-A, Ltd.                        Parker & Parsley Private Investment 89, L.P.
            Parker & Parsley 86-B, Ltd.                        Parker & Parsley 90-A Conv., L.P.
            Parker & Parsley 86-C, Ltd.                        Parker & Parsley 90-A, L.P.
            Parker & Parsley Private Investment 86, Ltd.       Parker & Parsley 90-B Conv., L.P.
            Parker & Parsley 87-A Conv., Ltd.                  Parker & Parsley 90-B, L.P.
            Parker & Parsley 87-A , Ltd.                       Parker & Parsley 90-C Conv., L.P.
            Parker & Parsley 87-B Conv., Ltd.                  Parker & Parsley 90-C, L.P.
            Parker & Parsley 87-B, Ltd.                        Parker & Parsley Private Investment 90, L.P.
            Parker & Parsley Producing Properties 87-A, Ltd.   Parker & Parsley 90 Spraberry Private
                                                               Development, L.P.
            Parker & Parsley Producing Properties 87-B, Ltd.   Parker & Parsley 91-A, L.P.
            Parker & Parsley Private Investment 87, Ltd.       Parker & Parsley 91-B, L.P.




                                            CUSTODIAN:


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                                            By:
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                                            Name:
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                                            Title:
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                                            Date:
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